ENESCO GROUP, INC.
STANDARDS OF BUSINESS CONDUCT AND ETHICS
2006
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© 2006 Enesco Group, Inc.

ENESCO GROUP, INC.
STANDARDS OF BUSINESS CONDUCT AND ETHICS
Enesco Group, Inc. and its subsidiaries (“Enesco”) is a world leader in the giftware, and home and garden décor industries. Serving more than 30,000 customers globally, Enesco distributes product to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia.
Mission Statement
Enesco is a product-based company, focusing on gift product segments in which we can develop and maintain a market leadership position and leverage our core distribution base. Retailers will buy from Enesco because of our innovative and proprietary product ideas, plans and designs. Finally, we will leverage our global assets, while recognizing unique market needs.
Standards of Business Conduct and Ethics
These Standards of Business Conduct and Ethics (“Standards”) are a guide to the ethical and legal responsibilities we share as employees of Enesco. These Standards provide guidance and direct employees to resources to help make the right business decisions. The policies described herein may be modified, discontinued or replaced at any time. This is not a complete rulebook that addresses every ethical or policy issue that might occur. It is not a summary of all laws and policies that apply to Enesco’s business. It is not a contract. It does not replace good judgment.

RESOURCES:
General Counsel	1-630-875-5544
Principal financial officer	1-630-875-5567
Human Resources	1-630-875-5300
MySafeWorkplace
- U.S. or Canada	1-800-461-9330
- U.K.	00-800-1777-9999
- Hong Kong	001-800-1777-9999

www.mysafeworkplace.com

© 2006 Enesco Group, Inc.	1

TABLE OF CONTENTS

I.	Employee Accountability
	Compliance with Laws and Regulations	– page 3
	Reporting of Ethical Concerns	– page 4
	Reporting Suspected and Discovered Fraud	– page 6
	Non-Disclosure/Confidentiality	– page 7
	Conflicts of Interest	– page 8
	Advancing Enesco’s Corporate Interests	– page 9

II.	Management’s Commitment to Employees
	Equal Employment Opportunity and Affirmative Action	– page 10
	Disability Accommodation	– page 11
	Sexual Harassment and Other Workplace Harassment	– page 12
	Workplace Violence	– page 15
	Immigration Law Compliance	– page 16
	Family and Medical Leave Act	– page 17
	Non-Family Medical Leave	– page 18

III.	Enesco’s Commitment to Customers and Vendors
	Competition and Fair Dealing	– page 19
	Gifts and Entertainment to Customers and Vendors	– page 20
	Foreign Corrupt Practices Act and Other Governing Laws	– page 22

IV.	Enesco’s Commitment to Shareholders
	Public Communications and Regulation FD	– page 23
	Compliance with Antitrust Laws	– page 24
	Transactions Involving Company Securities	– page 26
	Protection and Use of Company Assets	– page 28
	Business Records Retention	– page 29

V.	Enesco’s Commitment to Communities
	Social Responsibility	– page 30
	Political Contributions and Activities	– page 31
	Environmental and Public Safety Matters	– page 32

VI.	Your Personal Commitment to Enesco’s Standards of Business Conduct and Ethics	– page 33

© 2006 Enesco Group, Inc.	2

I. EMPLOYEE ACCOUNTABILITY
COMPLIANCE WITH LAWS AND REGULATIONS
Each employee has an obligation to comply with all laws, rules and regulations applicable to the country where Enesco, its subsidiaries and related entities operate. These include, without limitation, laws covering bribery and kickbacks, copyrights, trademarks and trade secrets, information privacy, insider trading, illegal political contributions, antitrust prohibitions, foreign corrupt practices, boycotts, export controls, embargos, offering or receiving gratuities, environmental hazards, employment discrimination or harassment, occupational health and safety, taxes, false or misleading financial information or misuse of corporate assets.
Employees are expected to understand and comply with all laws, rules and regulations that apply to your job position. If there are any questions about whether a course of action is lawful, seek advice from your Supervisor or the General Counsel.

General Counsel: 1-630-875-5544
Your Supervisor

© 2006 Enesco Group, Inc.	3

EMPLOYEE ACCOUNTABILITY
REPORTING OF ETHICAL CONCERNS
Enesco requires employees to report witnessed or suspected legal violations, criminal, civil and serious violations of Enesco corporate policies through the appropriate internal channels.
How to Make a Report
For the Company to independently review suspected wrongful conduct and take necessary action as appropriate, employees are encouraged to make a report using any of the following methods:

•	Inform local supervisory personnel at the manager level or above

•	Call the MySafeWorkplace Ethics Helpline

•	Inform the General Counsel at Enesco Corporate Headquarters in the U.S. at 1-630-875-5544

•	For reports related to conduct involving financial matters or employees, inform the principal financial officer and the General Counsel
The Supervisor who has received information must report the incident to the General Counsel or MySafeWorkplace for appropriate resolution. The General Counsel and/or MySafeWorkplace will maintain a confidential log of all reported incidents and ensure a review by the appropriate parties.
You are Protected
Employees are protected against adverse action taken by a Supervisor or an officer in retaliation for reporting information that the employee reasonably believes proves: (1) a violation of any law, or (2) a serious violation of corporate policies and procedures. Employees also are protected against adverse action for refusing to carry out illegal orders or taking part in such activities.
As soon as reasonably possible, the employee will be notified following the review of the complaint and advised of any necessary action that may result from the initial complaint.
Any employee who believes he or she has been subjected to retaliatory action based on his or her reporting of alleged unlawful conduct may protest by filing a complaint with the General Counsel or MySafeWorkplace. When received, the General Counsel or MySafeWorkplace will investigate the confidential complaint to determine: (1) whether the employee reported suspected wrongful conduct before an adverse action was taken; (2) whether the employee alleges that the adverse resulted from the prior disclosure; and (3) whether the adverse action was retaliation for the employee’s report. Any Supervisor found to have retaliated knowingly for such disclosure may be subject to discipline, up to and including termination.
In the case where it may not be appropriate to discuss an ethics issue with your Supervisor, you can discuss it with your Human Resources manager. If that also is not appropriate, you may contact MySafeWorkplace. If your situation requires that your identity be kept secret, your anonymity will be protected. If you are unsure what to do in any situation, seek guidance before you act.

© 2006 Enesco Group, Inc.	4

MySafeWorkplace
Ethics Toll-Free Hotline
•	In the U.S. or Canada: 1-800-461-9330

•	In the United Kingdom: 001-800-1777-9999

•	In Hong Kong: 001-800-1777-9999

Calling these numbers will put you in contact with MySafeWorkplace, an independent third-party service who will relay the report (on a confidential basis) to the appropriate party.
For employees who prefer to write, address your concerns to:
MySafeWorkplace
7810 Shaffer Pkwy., Suite 125
Littleton, CO 80127
Attention: Enesco Reporting
Via the Internet:
•	In the U.S., log onto www.MySafeWorkplace.com.

•	Click on “Make Report.”

•	Type in “Enesco” when asked for the name of the organization on which you are making a report.
How to Resolve Ethical Issues
With some ethical issues, it is easy to know right from wrong. If it is a legal matter, you follow the law. Because what is required under the law may not be clear, and to be prepared in advance for all situations is impossible, it is best to understand the way to solve such problems. Here are steps to keep in mind:
1. Get all the facts.
It is difficult enough to find answers with the facts; it is impossible to reach intelligent solutions without them.
2. Ask yourself, “What specifically am I being asked to do?”
This should help identify the specific questions and what alternatives you may have.
3. Clarify your responsibility.
Most situations involve shared responsibility. Are all the other parties informed? By involving others and airing the problem, a good course of action begins to come to light.
4. Is it fair?
When the solution is not a clear-cut legal matter or company policy, this question may be a useful guide. Examine why a course of action seems unfair and who specifically may be wronged. Is it our customer? Company interests? Other employees? In many cases, the best course for ethical purposes also is the one that seems fairest to all concerned.
5. Discuss the problem with your Supervisor.
This is basic guidance for most situations and should be considered during these steps. Your Supervisor may have a broader perspective and will appreciate being brought into the decision-making process before the situation escalates. Supervisors have the primary responsibility to help you solve problems.

© 2006 Enesco Group, Inc.	5

EMPLOYEE ACCOUNTABILITY
REPORTING SUSPECTED AND DISCOVERED FRAUD
In order to appropriately handle all matters of suspected or discovered fraud within Enesco, its subsidiaries and related entities, employees are required to inform the Company’s principal financial officer and General Counsel immediately; or, if the employee prefers, immediately contact MySafeWorkplace. Any suspected or discovered fraud by any director, officer, employee, consultant or independent contractor directly involved with Enesco must be reported, regardless the financial magnitude of, and/or the parties allegedly involved.
Employees immediately must advise the corporate officers and provide follow-up information, as requested. Information provided should include the following, as it becomes available:
(1)	Name(s) of director, officer, employee, consultant or independent contractor

(2)	Date(s) of the suspected or discovered conduct

(3)	Facts describing the suspected or discovered conduct

(4)	Amount of monetary loss (actual, estimated and/or economic)

(5)	How the situation was handled (e.g., with legal, human resources, finance department, outside authorities, etc.)

(6)	What remediation has occurred to prevent such suspected or discovered fraud in the future

General Counsel: 1-630-875-5544
Principal financial officer: 1-630-875-5567
MySafeWorkplace: www.MySafeWorkplace.com

© 2006 Enesco Group, Inc.	6

EMPLOYEE ACCOUNTABILITY
NON-DISCLOSURE/CONFIDENTIALITY
Employees have access to a variety of confidential information while employed at Enesco. Confidential information includes all non-public information that might be of use to competitors, or, if disclosed, harmful to Enesco or its customers. Employees have a duty to safeguard all confidential information of Enesco or third parties with which Enesco conducts business, except when disclosure is authorized or legally mandated. An employee’s obligation to protect confidential information continues after he or she leaves Enesco. Unauthorized disclosure of confidential information could cause competitive harm to Enesco or its customers, and could result in legal liability to you and Enesco.
Any questions or concerns regarding whether disclosure of Company information legally is mandated should be referred to the General Counsel.
In the U.S., all employees are required to sign a non-disclosure agreement as a condition of employment. Employees who improperly use or disclose trade secrets or confidential business information will be subject to disciplinary action, up to and including termination and legal action, even if they do not actually benefit from the disclosed information.
Such confidential information includes, but is not limited to:
•	agreements with brokers, manufacturers and vendors

•	computer processes

•	computer programs and codes

•	creative product ideas

•	customer lists

•	customer preferences

•	employee information

•	financial and pricing information

•	independent contractor agreements

•	labor relations strategies

•	legal matters, including litigation

•	license and/or artist agreements

•	marketing strategies

•	pending projects and proposals

•	possible acquisitions and divestitures

•	product development strategies

General Counsel: 1-630-875-5544

© 2006 Enesco Group, Inc.	7

EMPLOYEE ACCOUNTABILITY
CONFLICTS OF INTEREST
A conflict of interest can occur when an employee’s private interest interferes with the interests of Enesco as a whole. You should avoid any private interest that influences your ability to act in the interests of Enesco or that makes it difficult to perform your work objectively and effectively. Examples of conflicts of interest include:
•	Outside Employment. No employee should be employed by, serve as a director of, or provide any services to a company that is a customer, supplier or competitor of Enesco.

•	Improper Personal Benefits. No employee should obtain any substantial personal benefits or favors because of his or her position with Enesco or his or her relationship with outside vendors to Enesco because the benefits or favors may give rise to a conflict of interest or appearance of impropriety. See “Gifts and Entertainment to Customers and Vendors” for guidelines.

•	Financial Interests. No employee or their “family members” should have a significant financial interest (ownership or otherwise) in any company that is a customer, supplier or competitor of Enesco. A “significant financial interest” means (i) ownership of greater than 1% of the equity of a customer, supplier or competitor or (ii) an investment in a customer, supplier or competitor that represents more than 5% of the total assets of the employee.

•	Loans or Other Financial Transactions. No employee or their “family members” should obtain loans or guarantees of personal obligations from, or enter into any other personal financial transaction with, any company that is a customer, vendor or competitor of Enesco. This does not prohibit arms-length transactions with banks, brokerage firms or other financial institutions.

•	Service on Boards and Committees. No employee or their “family members” should serve on a board of directors or trustees or on a committee of any entity (whether profit or not-for-profit) whose interests reasonably would be expected to conflict with those of Enesco.

•	Actions of Family Members. The actions of family members outside the workplace also may give rise to the conflicts of interest described above because they may influence an employee’s objectivity in making decisions on behalf of Enesco. For purposes of these Standards, “family members” include your spouse or life-partner, brothers, sisters, parents, in-laws, children and stepchildren, whether such relationships are by blood or adoption.
Disclosure of Conflicts of Interest
Employees are required to report any situations that could give rise to a conflict of interest. If you suspect that you may have a conflict of interest, you must report it to your Supervisor or the General Counsel, who will work with you to address it. Although conflicts of interest are not prohibited automatically, they are undesirable and may be waived only upon discussion with your General Counsel.

General Counsel: 1-630-875-5544
Your Supervisor

© 2006 Enesco Group, Inc.	8

EMPLOYEE ACCOUNTABILITY
ADVANCING ENESCO’S CORPORATE INTERESTS
As an employee of Enesco, you have an obligation to advance Enesco’s interests when the opportunity to do so arises. If you discover or are presented with a business opportunity through the use of corporate property, information or because of your position with the Company that is in Enesco’s line of business, you first should present the business opportunity to your Supervisor before pursuing in your individual capacity. No employee may use corporate property, information or his or her position with Enesco for personal gain.
You should disclose to your Supervisor the terms and conditions of each business opportunity covered by this Standard that you wish to pursue. Your Supervisor will contact the General Counsel and the appropriate management personnel to determine whether Enesco wishes to pursue the business opportunity. If Enesco waives its right to pursue the business opportunity, you may pursue on the same terms and conditions as originally proposed and consistent with the other ethical guidelines set forth in this Standard.

General Counsel: 1-630-875-5544
Your Supervisor

© 2006 Enesco Group, Inc.	9

II. MANAGEMENT’S COMMITMENT TO EMPLOYEES
EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION
Enesco will employ qualified persons of the greatest ability without discrimination against any employee or applicant for employment because of race, religion, color, sex, sexual orientation, physical or mental disability, national origin, age, status as a disabled veteran, veteran of the Vietnam era, other covered veteran or any other protected group status and further, will take affirmative action to employ and advance in employment qualified minorities, women, disabled persons, disabled veterans, veterans of the Vietnam era and other covered veterans. This policy applies throughout Enesco.
To implement this policy in the U.S., Enesco established Affirmative Action Programs by which we undertake that:
(1)	We will recruit, hire, train and promote qualified persons in all job titles, without regard to race, religion, color, sex, physical or mental disability, national origin, age, covered veterans’ status, or any other protected group status.

(2)	We will base decisions on employment so as to further the principles of equal employment opportunity.

(3)	We will ensure that employment decisions are in accord with the principles of equal employment opportunity by imposing only valid job requirements.

(4)	We will ensure that all personnel actions, such as compensation, benefits, transfers, promotions, layoffs, return from layoff, Enesco-sponsored training, education, tuition assistance, social and recreational programs, will be administered without regard to race, religion, color, sex, disability, national origin, age, covered veterans’ status or any other protected group status.
Overall responsibility for the implementation of this policy is delegated to the Human Resources manager, who is hereby designated as the Equal Employment Coordinator.

General Counsel: 1-630-875-5544
Human Resources: 1-630-875-5300

© 2006 Enesco Group, Inc.	10

MANAGEMENT’S COMMITMENT TO EMPLOYEES
DISABILITY ACCOMMODATION
In the U.S., Enesco fully complies with the Americans with Disabilities Act (ADA) ensuring equal opportunity employment for qualified persons with disabilities. All employment practices and activities are conducted on a non-discriminatory basis.
Hiring procedures have been implemented to provide meaningful employment opportunities to people with disabilities. Pre-employment inquiries are made only regarding an applicant’s ability to perform the duties of the position.
Qualified individuals with disabilities are afforded equal pay and other forms of compensation (or changes in compensation), as well as in job assignments, classifications, position descriptions, lines of progression and seniority lists. Leave of all types will be available to all employees on an equal basis.
Enesco will not discriminate against any qualified employees or applicants because they are related to or associated with a person with a disability. Enesco will follow any state or local law that provides individuals with disabilities greater protection than the ADA.
This policy is neither exhaustive nor exclusive. Enesco is committed to taking all other actions necessary to ensure equal employment opportunity for persons with disabilities in accordance with the ADA and all other applicable federal, state and local laws.

General Counsel: 1-630-875-5544
Human Resources: 1-630-875-5300

© 2006 Enesco Group, Inc.	11

MANAGEMENT’S COMMITMENT TO EMPLOYEES
SEXUAL HARASSMENT AND OTHER WORKPLACE HARASSMENT
Enesco believes in respecting the dignity of every employee and expects every employee to show respect for all our employees, customers and vendors. Respectful, professional conduct furthers Enesco’s mission, promotes productivity, minimizes disputes and enhances the Company’s reputation. Accordingly, this policy forbids any unwelcome conduct that is based on an individual’s race, color, religion, gender, national origin, age, disability, ancestry, medical condition, marital status, veteran status, citizenship status, sexual orientation, or any other protected status of an individual, his or her associates or relatives. Thus, Enesco is committed to providing a work environment that is free of discrimination, including harassment that is based on any legally protected status. Enesco will not tolerate any form of harassment that violates this policy.
Coverage
This policy forbids any employee, supervisor, partner, officer, director, vendor, client or agent of Enesco to harass any Enesco employee, applicant or any person who provides contractual services to Enesco.
Prohibited Conduct
The conduct prohibited, whether verbal, physical, or visual, includes any discriminatory employment action and any unwelcome conduct that affects someone because of that person’s protected status. Among the types of unwelcome conduct prohibited are epithets, slurs, negative stereotyping, intimidating acts and the circulation or posting of written or graphic materials that show hostility toward individuals because of their protected status. Enesco prohibits that conduct even if it is not sufficiently severe or pervasive to constitute unlawful harassment.
Sexual Harassment
Sexual harassment is a problem that deserves special mention. Harassing conduct based on gender often is sexual in nature, but sometimes is not. This policy forbids harassment based on gender, regardless of whether the offensive conduct is sexual in nature. Any unwelcome conduct based on gender also is forbidden, regardless of whether the individual engaged in harassment and the individual being harassed are of the same or are of different genders.
Unwelcome sexual advances, requests for sexual favors, and other verbal, physical or visual conduct based on sex constitute unlawful sexual harassment when:
(1)	submission to such conduct becomes an implicit or explicit term or condition of employment;

(2)	submission to or rejection of the conduct is used as the basis for any employment decision; or

(3)	the conduct has the purpose or effect of unreasonably interfering with an individual’s work performance or creating an intimidating, hostile or offensive working environment.

© 2006 Enesco Group, Inc.	12

This policy forbids harassment based on gender, regardless of whether it rises to the level of a legal violation. Examples of gender-based harassment forbidden by this policy include, but are not limited to:
(1)	Offensive sex-oriented oral or written, electronic or otherwise, kidding, teasing or jokes

(2)	Repeated unwanted sexual flirtations, advances or propositions

(3)	Continued or repeated verbal abuse of a sexual nature

(4)	Graphic or degrading comments about an individual’s appearance or sexual activity

(5)	Offensive visual conduct, including leering, making sexual gestures, the display of offensive sexually suggestive objects or pictures, cartoons or posters

(6)	Unwelcome pressure for sexual activity

(7)	Offensively suggestive or obscene letters, notes, e-mails or invitations

(8)	Offensive physical contact such as patting, grabbing, pinching or brushing against another’s body
Employee Responsibilities
All employees are responsible to help keep our workplace free from prohibited discrimination or harassment.
Avoiding Prohibited Conduct
All employees are expected to avoid any behavior or conduct that reasonably could be interpreted as harassment; no employees, including the highest ranking Company officers, are exempt from the requirements of this policy.
Reporting Prohibited Conduct
If you feel that you have experienced or witnessed any conduct that is inconsistent with this policy, you immediately should notify your Supervisor, a Human Resources manager or the General Counsel. Any manager or Supervisor who is aware of conduct inconsistent with this policy or who receives a report of such conduct is immediately to report such conduct to a Human Resources manager or the General Counsel. These are the individuals who are authorized to receive and act upon harassment or discrimination complaints.
Employees are not required to confront the individual they believe is creating the harassment or discrimination.
If Human Resources does not contact you promptly after making your initial complaint, you are to renew your complaint to the General Counsel.
Enesco’s Response
All harassment complaints will be investigated promptly. Enesco may put reasonable interim measures in place while the investigation proceeds. Enesco will take further appropriate action once the report has been thoroughly investigated. That action may be a conclusion that a violation occurred, as explained immediately below. Enesco also might conclude, depending on the circumstances, that no violation occurred or that Enesco cannot conclude whether or not a violation occurred.
If an investigation reveals that a violation of this policy or other inappropriate conduct has occurred, Enesco then will take corrective action, including disciplinary action, up to and including dismissal, as is appropriate, regardless of the job positions of the parties involved. Enesco may discipline an employee

© 2006 Enesco Group, Inc.	13

for any inappropriate conduct discovered in investigating reports made under this policy, regardless of whether the conduct amounts to a violation of law or even a violation of this policy. If Enesco does not employ the person who engaged in harassment, then Enesco will take whatever corrective action is reasonable and appropriate under the circumstances.
Procedures
In the U.S., Enesco maintains posters on its internal bulletin boards that refer to legal definitions of harassment. These posters identify governmental agencies to contact for information on how and when to file administrative claims. Using Enesco’s complaint process does not keep an employee from filing a claim with a state governmental agency or with a federal agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”). The time period for an EEOC filing is 180 to 300 days from the harassment. The time period for filing a claim continues to run during an Enesco investigation. Our policy provides for immediate notice of problems to the Enesco officials listed previously, so that we may address and resolve any problems without waiting for any legal proceedings to run their course.
Policy Against Retaliation
Enesco forbids that any employee treat any other employee, former employee or applicant adversely for reporting harassment, for assisting another employee or applicant in making a report, for cooperating in a harassment investigation, or for filing an administrative claim with the EEOC in the U.S., or a state or other governmental agency. Employees who experience or witness any conduct they believe to be retaliatory immediately should follow the reporting procedures stated above.
Confidentiality
In investigating and in imposing any discipline, Enesco will attempt to preserve confidentiality to the extent that the needs of the situation permit.

General Counsel: 1-630-875-5544
Human Resources: 1-630-875-5300

© 2006 Enesco Group, Inc.	14

MANAGEMENT’S COMMITMENT TO EMPLOYEES
WORKPLACE VIOLENCE
Enesco does not tolerate any type of workplace violence committed by or against employees. Threats, threatening conduct or any other acts of aggression or violence in the workplace will not be tolerated. Any employee determined to have committed such acts will be subject to disciplinary action, up to and including termination. Non-employees engaged in violent acts on Enesco’s premises will be reported to the proper authorities and fully prosecuted.
The following list of behaviors provides examples of conduct that is prohibited:
•	Causing physical injury to another person

•	Making threatening remarks

•	Aggressive or hostile behavior (physical, oral or written) that creates a reasonable fear of injury to another person or subjects another individual to serious emotional distress

•	Intentionally damaging employer property or property of another employee

•	Possession of a weapon while on Company property or while on Company business

•	Committing acts motivated by, or related to, sexual harassment or domestic violence
Guidelines for Reporting Potentially Violent Situations
Any potentially dangerous situation must be reported immediately to a Supervisor or Human Resources. All reported incidents will be investigated. Reports or incidents warranting confidentiality will be handled appropriately, and information will be disclosed to others only on a need-to-know basis. All parties involved in a situation will be counseled and the results of investigations will be discussed with them. Enesco will intervene immediately at any indication of a possibly hostile or violent situation.
The Company does not expect employees to be skilled at identifying potentially dangerous persons; however, employees are expected to exercise good judgment and inform Human Resources if any employee or other person exhibits behavior, which could be a sign of a potentially dangerous situation. Such behavior includes:
•	Discussing weapons or bringing them to the workplace

•	Displaying overt signs of extreme stress, resentment, hostility or anger

•	Making threatening remarks

•	Sudden or significant deterioration of performance

•	Displaying irrational or inappropriate behavior
Employees who confront or encounter an armed or dangerous person should not attempt to challenge or disarm the individual. Employees should remain calm, make constant eye contact and talk to the individual. If a Supervisor can be notified safely for assistance without endangering the safety of the employee or others, do so; otherwise, follow the instructions given.

Human Resources: 1-630-875-5300
Your Supervisor

© 2006 Enesco Group, Inc.	15

MANAGEMENT’S COMMITMENT TO EMPLOYEES
IMMIGRATION LAW COMPLIANCE
In compliance with U.S. federal immigration laws, Enesco is committed to employ only U.S. citizens and aliens who are authorized to work in the U.S. Enesco does not discriminate on the basis of citizenship or national origin.
In compliance with the Immigration Reform and Control Act of 1986 (IRCA), each new employee, as a condition of employment, must complete the Employment Eligibility Verification Form I-9, and present documentation establishing identity and employment eligibility.
Human Resources or the hiring manager must examine the documents to establish the individual’s identity and employment eligibility within three business days of the date of hire. Referrals from state employment agencies must prove identity and employment eligibility on official state agency letterhead embossed with the agency’s seal.
Ninety days prior to expiration of employment eligibility, Human Resources will try to notify the employee that their employment eligibility is about to expire.
Employees with questions or seeking more information on immigration law issues are encouraged to contact Human Resources. Employees may raise questions or complaints about immigration law compliance without fear of reprisal.

Human Resources: 1-630-875-5300
General Counsel: 1-630-875-5544

© 2006 Enesco Group, Inc.	16

MANAGEMENT’S COMMITMENT TO EMPLOYEES
FAMILY AND MEDICAL LEAVE ACT
In the U.S., employees are eligible for up to 12-work weeks of unpaid leave under the Family and Medical Leave Act (“FMLA”) during a 12-month period if you have been employed by Enesco for at least 12 months, have worked at least 1,250 hours during the previous 12-month period, and worked at a facility with 50 or more employees within a 75-mile radius. The 12-month period is measured backward from the date you use any FMLA leave.

Human Resources: 1-630-875-5300

© 2006 Enesco Group, Inc.	17

MANAGEMENT’S COMMITMENT TO EMPLOYEES
NON-FAMILY MEDICAL LEAVE
In the U.S., employees who are not eligible for or have exhausted their FMLA leave may be eligible for leave that may or may not be protected, based on Enesco’s business needs or other statutory requirements. Such leaves may be taken up to a maximum of 60-work days, unless federal, state or local law requires otherwise. Requests for extensions beyond 60 days should be submitted in writing to Human Resources and will be considered on a case-by-case basis.

Human Resources: 1-630-875-5300

© 2006 Enesco Group, Inc.	18

III. ENESCO’S COMMITMENT TO CUSTOMERS AND VENDORS
COMPETITION AND FAIR DEALING
All employees must deal fairly with fellow employees and with Enesco’s customers, vendors, competitors and other third parties. Employees should not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation or any other unfair-dealing practice.
Relationships with Customers
Our business success depends upon our ability to foster lasting customer relationships. Enesco is committed to dealing with customers fairly, honestly and with integrity. Specifically, follow these guidelines when dealing with customers:
•	Information we supply to customers should be accurate and complete to the best of our knowledge. Employees deliberately should not misrepresent information to customers.

•	Employees should not refuse to sell, service or maintain products Enesco has produced simply because a customer is buying products from another vendor.

•	Customer entertainment should not exceed reasonable and customary business practice. Employees should not provide entertainment or other benefits that could be viewed as a reward for customer purchase decisions. See “Gifts and Entertainment to Customers and Vendors” for guidelines.
Relationships with Vendors
Enesco deals fairly and honestly with its vendors. Our relationships with vendors are based on price, quality, service and reputation. Employees dealing with vendors should guard their objectivity carefully. Specifically, no employee should accept or solicit any personal benefit from a vendor or potential vendor that might compromise their objective assessment of the vendor’s products, services and prices. Employees can give or accept promotional items of nominal value or moderately scaled entertainment within the limits of customary business practice. See “Gifts and Entertainment to Customers and Vendors” for guidelines.
Relationships with Competitors
Enesco is committed to free and open competition in the marketplace. Employees should avoid actions that reasonably could be construed as being anti-competitive, monopolistic or otherwise contrary to laws governing competitive practices in the marketplace, including federal and state antitrust laws. Such actions include misappropriation and/or misuse of a competitor’s confidential information or making false statements about the competitor’s business and business practices. In the U.S., see “Compliance with Antitrust Laws” for a more detailed discussion.

General Counsel: 1-630-875-5544

© 2006 Enesco Group, Inc.	19

ENESCO’S COMMITMENT TO CUSTOMERS AND VENDORS
GIFTS AND ENTERTAINMENT TO CUSTOMERS AND VENDORS
A conflict of interest exists in accepting any favors, gratuities, gifts, excessive entertainment, fees or compensation from an outside organization or individual doing or proposing to do business with Enesco. The word “gift” as used in this paragraph may exclude an item of nominal (less than $100 USD) value.
The giving and receiving of gifts is a common business practice. Appropriate business gifts and entertainment are welcome courtesies designed to build relationships and understanding among business partners. However, gifts and entertainment should not compromise your ability to make objective and fair business decisions.
It is your responsibility to use good judgment in this regard. As a general rule, you may give or receive gifts or entertainment to or from customers or vendors only if the gift or entertainment would not be viewed as an inducement to or reward for any particular business decision. All gifts and entertainment expenses should be accounted for properly on expense reports. The following examples may be helpful:
•	Meals and Entertainment. You may accept or give meals, refreshments or other entertainment if:
•	The items are of reasonable value;

•	The purpose of the meeting or attendance at the event is business related; and

•	The expenses would be paid by Enesco as a reasonable business expense if not paid for by another party.
Entertainment of reasonable value may include food and tickets for sporting and cultural events if they generally are offered to other customers or vendors.
•	Advertising and Promotional Materials. You occasionally may accept or give advertising or promotional materials of nominal value.

•	Personal Gifts. You may accept or give personal gifts of nominal value that are related to recognized special occasions, such as a graduation, promotion, wedding, retirement or a holiday. A gift also is acceptable if it is based on a family or personal relationship, and unrelated to the business involved between the individuals.

•	Gifts Rewarding Service or Accomplishment. You may accept a gift from a civic, charitable or religious organization specifically related to your service or accomplishment.
If you conduct business in other countries, you particularly must be careful that gifts and entertainment are not construed as bribes, kickbacks or other improper payments. In the U.S., see “Foreign Corrupt Practices Act and Other Governing Laws” for details on policies regarding giving or receiving gifts related to business transactions in other countries.

© 2006 Enesco Group, Inc.	20

Employees should make every effort to refuse or return a gift that is beyond these permissible guidelines. If it would be inappropriate to refuse a gift or you are unable to return a gift, you should report the gift promptly to your Supervisor. Your Supervisor will bring the gift to the attention of the U.S. Legal Department, which may require you to donate the gift to an appropriate community organization. If you have any questions about accepting a gift, contact your Supervisor or the U.S. Legal Department for additional guidance.
Note: Gifts and entertainment may not be offered or exchanged under any circumstances to or with any employees of the federal, state or local governments. If you have any questions, about this policy, contact your Supervisor or the U.S. Legal Department.
Gifts and Entertainment Relating to Auditors (including Discounts)
Enesco, its directors, officers and employees shall not give audit firm partners and employees anything more than a token gift, defined as an item of nominal ($100 USD or less) value, including fringe benefits. Audit firm partners and employees may accompany Enesco personnel to entertainment events, including meals. Examples of gifts and fringe benefits that are not permitted include, but are not limited to:
•	Use of vacation homes or condominiums owned or leased by Enesco or its personnel

•	Extended recreational trips (e.g., cruises, vacations, etc.) at Enesco’s or its personnel’s expense

•	Accepting employee discounts from Enesco if such discount is less than what the general public would have to pay at a retail store or factory outlet. This prohibition does not preclude the purchase of goods and services from Enesco on normal trade terms. Audit firm personnel may, however, participate in discount programs offered by Enesco that target large firms, as long as the audit firm is not the only firm targeted and the audit firm is not the first to participate in the program.

General Counsel: 1-630-875-5544
Your Supervisor

© 2006 Enesco Group, Inc.	21

ENESCO’S COMMITMENT TO CUSTOMERS AND VENDORS
FOREIGN CORRUPT PRACTICES ACT AND OTHER GOVERNING LAWS
Foreign Corrupt Practices Act
In the U.S., the Foreign Corrupt Practices Act (the “FCPA”) prohibits Enesco and its employees and agents from offering or giving money or any other item of value to win or retain business or to influence any act or decision of any governmental official, political party, candidate for political office or official of a public international organization. Stated more concisely, the FCPA prohibits the payment of bribes, kickback or other inducements to foreign officials. This prohibition also extends to payments to a sales representative or agent if there is reason to believe that the payment will be used indirectly for a prohibited payment to foreign officials. Violation of the FCPA is a crime that can result in severe fines and criminal penalties, as well as disciplinary action by Enesco, up to and including termination.
Certain small facilitation or “grease” payments to foreign officials may be permissible under the FCPA if customary in the country or locality and intended to secure routine governmental action. Governmental action is “routine” if it is performed ordinarily and commonly by a foreign official and does not involve the exercise of discretion. For instance, “routine” functions would include setting up a telephone line or expediting a shipment through customs. To ensure legal compliance, all facilitation payments must receive prior written approval from the U.S. Legal Department and must be reported clearly and accurately as a business expense.
Other Governing Laws
Enesco’s business is subject to various U.S. and international trade control regulations, including licensing, shipping documentation, import documentation and reporting, and record retention requirements. Employees with significant responsibilities in our international business units have an additional responsibility to understand and comply with such applicable laws. These employees are expected to have a working knowledge of the laws and regulations applicable to their job positions. Questions and requests for assistance should be directed to the U.S. Legal Department.
Enesco also is subject to U.S. anti-boycott laws and regulations, which prevent U.S. companies and certain of their subsidiaries from taking action in support of a boycott imposed by a foreign country upon a nation that is friendly with the United States. Boycott laws often change and must be monitored closely. To ensure compliance, any boycott issue must be referred to the U.S. Legal Department.

General Counsel: 1-630-875-5544
Your Supervisor

© 2006 Enesco Group, Inc.	22

IV. ENESCO’S COMMITMENT TO SHAREHOLDERS
PUBLIC COMMUNICATIONS AND REGULATION FD
Public Communications
Enesco places a high value on its credibility and reputation in the community. What is written or said about Enesco in the media and investment community directly impacts the Company’s reputation. Our policy is to provide timely, accurate and complete information in response to public requests (media, analysts, etc.), consistent with our obligations to maintain the confidentiality of competitive and proprietary information and to prevent selective disclosure of market-sensitive financial data. To ensure compliance with this policy, all media or other public requests for information regarding the Company should be directed to Enesco’s Director of Corporate Communications. The Corporate Communications Department will evaluate and coordinate a response to the request with any appropriate personnel.
Compliance with Regulation FD
Enesco is required to comply with a rule under the federal securities laws, referred to as Regulation FD (for “fair disclosure”). Regulation FD provides that, when we disclose material, non-public information about the Company to securities market professionals or shareholders (where it is reasonably foreseeable that the shareholders will trade on the information), the Company also must disclose the information to the public. “Securities market professionals” generally include analysts, institutional investors and other investment advisors.
To ensure compliance with Regulation FD, the Company has designated the following officials as “Company Spokespersons”:
•	Director, Corporate Communications

•	Chief Executive Officer

•	Principal financial officer
Only Company Spokespersons are authorized to disclose information about the Company in response to requests from securities market professionals or shareholders. If you receive any requests for information about the Company, promptly contact the Director of Corporate Communications.
Company employees who regularly interact with securities market professionals specifically are covered by Regulation FD and have a special responsibility to understand and comply with Regulation FD. Contact the General Counsel if you have any questions about the scope or application of Regulation FD.

Corporate Communications: 1-630-875-5464
General Counsel: 1-630-875-5544
Principal financial officer: 1-630-875-5567

© 2006 Enesco Group, Inc.	23

ENESCO’S COMMITMENT TO SHAREHOLDERS
COMPLIANCE WITH ANTITRUST LAWS
Antitrust laws of the U.S. and other countries are designed to protect consumers and competitors against unfair business practices and to promote and preserve competition. Enesco’s policy is to compete vigorously and ethically while complying with all antitrust, monopoly, competition or cartel laws in all countries, states or localities in which Enesco conducts business.
Actions that Violate U.S. Antitrust Laws
U.S. antitrust laws forbid agreements or actions “in restraint of trade.” Employees should be familiar with the general principles of the U.S. antitrust laws.
Examples of actions that are violations of U.S. antitrust laws:
•	Price Fixing. Enesco may not agree with its competitors to raise, lower or stabilize prices or any element of price, including discounts and credit terms.

•	Limitation of Supply. Enesco may not agree with its competitors to limit its production or restrict the supply of its services.

•	Allocation of Business. Enesco may not agree with its competitors to divide or allocate markets, territories or customers.

•	Boycott. Enesco may not agree with its competitors to refuse to sell or purchase products from third parties. Enesco also may not prevent a customer from purchasing or using non-Company products or services.

•	Tying. Enesco may not require a customer to purchase a product that it does not want as a condition to the sale of a different product that the customer does wish to purchase.
Meetings with Competitors
Employees must exercise caution in meetings with competitors as such meetings may give rise to the appearance of impropriety. Any meetings should be held in a closely monitored by legal counsel, controlled environment for a limited period of time. The contents of your meeting should be fully documented to your Supervisor. Avoid any communications with a competitor regarding:
-	Prices or costs

-	Market share

-	Allocation of sales territories

-	Profits and profit margins

-	Supplier’s terms and conditions

-	Product or service offerings

-	Distribution methods or channels

-	Selection, retention or quality of customers

-	Bids for a particular contract or program

-	Production facilities or capabilities

-	Terms and conditions of sale

© 2006 Enesco Group, Inc.	24

Professional Organizations and Trade Associations
Employees should be cautious when attending meetings of professional organizations and trade associations at which competitors are present. Attending such meetings is both legal and proper, if these meetings have a legitimate business purpose. At such meetings, you should not discuss pricing policy or other competitive terms, plans for new or expanded facilities or any other proprietary, competitively sensitive information.
Seeking Help
Violations of antitrust laws carry severe consequences and may expose Enesco and employees to substantial civil damages, criminal fines and, in the case of individuals, prison terms. Whenever any doubt exists as to the legality of a particular action or arrangement, it is your responsibility to contact the U.S. Legal Department promptly for assistance, approval and review.

General Counsel: 1-630-875-5544

© 2006 Enesco Group, Inc.	25

ENESCO’S COMMITMENT TO SHAREHOLDERS
TRANSACTIONS INVOLVING COMPANY SECURITIES
Compliance with Insider Trading Laws
All Enesco employees are prohibited by law and Enesco policy from trading in Enesco stock, and derivative forms thereof, including stock options granted under Enesco plans, and other stock rights, warrants and put and call options relating to Enesco stock (“Company Securities”) while in possession of material, non-public information about the Company until that information officially has been released to the public. Employees also are prohibited from recommending, “tipping,” or suggesting that anyone else buy or sell stock or other securities of Enesco on the basis of material non-public information.
What is “material, non-public” information?
Information may be deemed “material” if a reasonable investor would consider the information important in making a decision to buy, hold or sell stock or other securities. This normally would include significant information concerning Enesco. Examples of information that is considered “material” include:
•	Financial results or forecasts, or any information that indicates a company’s financial results may exceed or fall short of forecasts or expectations

•	Important new products or services

•	Pending or contemplated acquisitions or dispositions, including mergers, tender offers or joint venture proposals

•	Possible management changes or changes of control

•	Pending or contemplated public or private sales of debt or equity securities

•	Acquisition or loss of a significant customer or contract

•	Significant write-offs

•	Initiation or settlement of significant litigation

•	Changes in Enesco’s auditors or a notification from its auditors that Enesco may no longer rely on the auditor’s report
Information is “non-public” if it has not been made available to the general public by means of a press release or other means of widespread distribution. Information normally is considered to be absorbed by the public by the third trading day following an official public release of the information.
If an employee plans to trade in Company Securities and is unsure whether he or she is aware of undisclosed material information concerning Enesco, please contact the General Counsel.
Except as set forth below, to minimize the chance of inadvertent “insider trading” securities violations and even the appearance of possible impropriety, all key employees, officers and directors (and their affiliates) must complete any proposed transaction involving Enesco securities, the investment or divestment of voluntary contributions in the common stock fund of the Enesco’s Retirement Plan, within an available “window” period, which normally will open on the third trading day following the

© 2006 Enesco Group, Inc.	26

dissemination of the Enesco’s final periodic earnings results and close two weeks before the end of the then calendar quarter, after having first cleared the timing of any such transaction with Enesco’s General Counsel. For purposes of this policy, a key employee is someone who participates in the Management Incentive Plan and/or who may be designated, from time to time, by the CEO as having routine access to material information concerning Enesco and, as such, is made subject to this policy. Affiliates are persons who are deemed to be directly or indirectly controlled by the employee, such as a spouse, relatives living with the employee and estates, trusts and partnerships in which the employee or his or her family has a 10% or greater beneficial interest or ability to control.
Employees who obtain material, non-public information about another company in the course of their employment are prohibited from trading in the stock or securities of the other company while in possession of such information or “tipping” others to trade on the basis of such information.
Violation of insider trading laws can result in severe fines and criminal penalties, as well as disciplinary action by Enesco, up to and including termination. The laws against insider trading are specific and complex. Any questions about information you may possess or about any dealings you have had in Enesco’s securities should be promptly brought to the attention of the General Counsel.

General Counsel: 1-630-875-5544

© 2006 Enesco Group, Inc.	27

ENESCO’S COMMITMENT TO SHAREHOLDERS
PROTECTION AND USE OF COMPANY ASSETS
Employees should protect Enesco’s assets and ensure their efficient use for legitimate business purposes only. Theft, carelessness and waste have a direct impact on Enesco’s profitability. The use of Company funds or assets for personal gain or for any unlawful or improper purpose is prohibited.
To ensure the protection and proper use of Enesco’s assets, each employee should:
•	Exercise reasonable care to prevent theft, damage or misuse of Company property, tangible or intangible.

•	Report suspected theft, damage or misuse of Company property to a Supervisor, the General Counsel or MySafeWorkplace.

•	Use Enesco’s telephone or e-mail system, other electronic communication services, written materials and other property for business-related purposes.

•	Safeguard all electronic programs, data, communications and written materials from inadvertent access by others.

•	Use Company property only for legitimate business purposes, as authorized in connection with your job responsibilities.
Employees should be aware that Company property includes all data and communications transmitted or received to or by, or contained in, Enesco’s electronic or telephonic systems. Company property also includes all written communications. Employees and other users of this property should have no expectation of privacy with respect to these communications and data. To the extent permitted by law, Enesco has the ability, and reserves the right, to monitor all electronic and telephonic communication. These communications also may be subject to disclosure to law enforcement or government officials.

General Counsel: 1-630-875-5544
Your Supervisor
MySafeWorkplace: www.MySafeWorkplace.com

© 2006 Enesco Group, Inc.	28

ENESCO’S COMMITMENT TO SHAREHOLDERS
BUSINESS RECORDS RETENTION
Accurate and reliable records are crucial to our business. Company records are the basis of our earnings statements, financial reports and other disclosures to the public and guide our business decision-making and strategic planning. Company records include sales information, payroll, timecards, travel and expense reports, e-mails, accounting and financial data, measurement and performance records, electronic data files and all other records maintained in the ordinary course of business.
All Company records must be complete, accurate and reliable in all material respects and conform to generally accepted accounting principles and to Enesco’s system of internal controls. Undisclosed or unrecorded funds, payments or receipts are prohibited.
The Company has a formal records retention policy, which each employee must follow with respect to Enesco’s records within each employee’s control. Documents should be retained in accordance with Enesco’s Business Records Retention policy.

General Counsel: 1-630-875-5544

© 2006 Enesco Group, Inc.	29

V. ENESCO’S COMMITMENT TO COMMUNITIES
SOCIAL RESPONSIBILITY
Our philosophy is to develop and maintain an active role in civic and charitable organizations where Enesco does business. This policy sets forth the objectives and provides guidance for Enesco and its employees regarding community involvement.
Our objective is to help support and improve the quality of life in different elements of a community, including education, the environment, and civic and charitable organizations.
Enesco achieves its objective in this area through:
•	Product donations;

•	Encouragement and support of volunteer civic work by Enesco employees; and

•	Monitoring and fulfilling applicable laws and government regulations and guidelines.
Enesco makes every effort to pursue its policy of social responsibility in every location where it does business.
Enesco’s exercise of its social responsibilities encompasses efforts at the national, state and local levels. Through this policy, Enesco considers and assists a larger community than exclusively employees. Any activities undertaken by Enesco and its employees must meet the requirements of Enesco’s Standards.

General Counsel: 1-630-875-5544
Corporate Communications: 1-630-875-5464

© 2006 Enesco Group, Inc.	30

ENESCO’S COMMITMENT TO COMMUNITIES
POLITICAL CONTRIBUTIONS AND ACTIVITIES
We encourage our employees to participate in the political process as individuals and on their own time. Federal and state contribution and lobbying laws severely limit the contributions Enesco can make to political parties or candidates. It is our policy that Company funds or assets not be used to make a political contribution to any political party or candidate.
The following guidelines are intended to ensure that any political activity you pursue complies with this policy:
•	Contribution of Funds. You may contribute your personal funds to political parties or candidates. Enesco will not reimburse for personal political contributions.

•	Volunteer Political Activities. You may participate in volunteer political activities during non-work time, and not during business hours.

•	Use of Company Facilities. Enesco’s facilities may not be used for political activities (including fundraisers or other activities related to running for office).

•	Use of Company Name. When you participate in political affairs, you should make it clear that your views and actions are your own, and not made on behalf of Enesco. For instance, Company letterhead must not be used to send out personal letters in connection with political activities.
These guidelines are intended to ensure that any political activity you pursue is done voluntarily and on your own resources and time.

General Counsel: 1-630-875-5544

© 2006 Enesco Group, Inc.	31

ENESCO’S COMMITMENT TO COMMUNITIES
ENVIRONMENTAL AND PUBLIC SAFETY MATTERS
Enesco wishes to create a company-wide awareness of the need for, and corporate commitment to, environmental consciousness and public safety among all employees, and to provide a foundation upon which appropriate local business procedures and work practices may be developed and maintained at each of Enesco’s locations.
Enesco has a responsibility to conduct its businesses in a manner that provides its employees, contractors and visitors with safe workplaces and that provides its customers and the general public with safe and reliable products. It is the policy of Enesco to:
•	Conduct all business operations so as not to impair the environment or endanger public safety.

•	Promote effective health, safety and environmental programs and develop effective products that are safe for their intended uses.

•	Comply with all applicable laws and Enesco health, safety and environmental regulatory obligations.

•	Review periodically the execution of our businesses to ensure compliance with this policy.
It is the responsibility of management at each location to develop an effective loss-control program, which is in accordance with, and in support of, this policy. Corporate staff is available to provide assistance in establishing loss-control programs. Each level of management will be held accountable for accidents, hazardous work conditions, property damage, waste management, environmental impairment and resulting economic loss incurred at a business location.
It is the responsibility of Marketing, Product Development and Compliance Groups in each business to develop and maintain environmentally safe and non-hazardous products. Product safety and reliability may not be sacrificed for competitive reasons. Product safety review shall be conducted prior to the launch of any new product. Periodic reviews shall be conducted of product raw materials, labeling and packaging components and processing requirements on a regular basis to ensure that the end product, its formulation, packaging and usage has minimal harmful impact on the environment, enhances consumer safety and complies with all regulatory requirements.
Employees are responsible for safety and loss-control program activities, established by appropriate government agencies and insurers. All complaints received by any business from any government agency and any other situations involving public safety and environmental issues shall be communicated promptly to the General Counsel.

General Counsel: 1-630-875-5544

© 2006 Enesco Group, Inc.	32

Your Personal Commitment to Enesco Group, Inc.’s Standards of Business Conduct and Ethics
This will certify that I have received, read and fully understand the Enesco’s Standards of Business Conduct and Ethics (“Standards”). I understand that it is Enesco’s policy and commitment to carry on all of our business activities around the world in accordance with high standards of proper business conduct and to comply fully with all applicable laws and regulations.
I understand that when I have a concern about a possible violation of the Standards, I have a duty to report the concern to one of the contacts listed in the Standards. I agree to comply fully with these Standards and understand that such compliance is a condition to my continued employment with Enesco Group, Inc., its subsidiaries.
I agree as a condition to my continued employment to certify at least annually whether I have complied with these Standards during the preceding year and whether I know of any violation of these Standards by others.
I acknowledge that these Standards are only guidelines for conduct and do not, in any way, constitute an employment contract, an assurance of continued employment or employment other than at-will.
Please complete the information below. Tear along perforated line and return the form to your Supervisor within seven (7) calendar days.
© 2006 Enesco Group, Inc.
Your Personal Commitment to Enesco Group, Inc.’s Standards of Business Conduct and Ethics

Signature

Date

Name

(please print)
Location

(location) (department name)
© 2006 Enesco Group, Inc.